EXHIBIT 99.1

FOR IMMEDIATE RELEASE May 24, 2007	CONTACT: Frederick N. Cooper (215) 938-8312 fcooper@tollbrothersinc.com Joseph R. Sicree (215) 938-8045 jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS 2ND QTR 2007 EARNINGS RESULTS
Horsham, PA, May 24, 2007 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported results for net income, revenues, backlog and contracts for its second quarter and six months ended April 30, 2007.
FY 2007’s second-quarter net income was $36.7 million, or $0.22 per share diluted, compared to FY 2006’s second-quarter record of $174.9 million, or $1.06 per share diluted. In FY 2007, second-quarter net income was reduced by after-tax write-downs of $72.9 million, or $0.44 per share diluted. In FY 2006, second-quarter after-tax write-downs totaled $7.3 million, or $0.04 per share diluted. Excluding write-downs, FY 2007’s second-quarter earnings were $0.66 per share diluted compared to $1.10 in FY 2006’s second quarter.
FY 2007’s six-month net income was $91.0 million, or $0.55 per share diluted, compared to FY 2006’s same period record results of $338.8 million, or $2.04 per share diluted. In FY 2007, six-month net income was reduced by after-tax write-downs and a first-quarter goodwill impairment totaling $137.4 million, or $0.84 per share diluted. In FY 2006, six-month after-tax write-downs totaled $8.0 million, or $0.05 per share diluted. Excluding write-downs and the goodwill impairment charge, FY 2007’s six-month earnings were $1.39 per share diluted compared to $2.09 in FY 2006’s first six months.
FY 2007’s second-quarter total revenues were $1.17 billion compared to the second-quarter record of $1.44 billion in revenues in FY 2006. FY 2007’s six-month total revenues were $2.27 billion compared to the six-month record of $2.78 billion in FY 2006. FY 2007’s second-quarter-end backlog was $4.15 billion compared to the second-quarter record of $6.07 billion in FY 2006.
FY 2007’s second-quarter net signed contracts were $1.17 billion, a decline of 25% compared to FY 2006’s second-quarter total of $1.56 billion. The Company signed 2,031 contracts (before cancellations) in FY 2007’s second quarter, a 14% decline from the 2,372 signed in FY 2006’s second quarter. Net of cancellations, second-quarter contracts totaled 1,647 units, down 24% from 2,167 units in the second quarter of FY 2006. Second-quarter FY 2007 cancellations totaled 384 units versus 436 units in first-quarter FY 2007 and 585 units in fourth-quarter FY 2006; FY 2007’s second-quarter cancellation rate of 18.9% was lower than the first-quarter FY 2007 cancellation rate of 29.8% and the 36.9% cancellation rate in the fourth-quarter FY 2006. However, the cancellation rate was still well above the Company’s historical average of approximately 7%. FY 2007’s six-month net contracts were $1.92 billion compared to FY 2006’s six-month total of $2.70 billion.
*more*

In response to current market conditions, the Company continues to reevaluate and, in some cases, renegotiate its optioned land positions. The Company ended FY 2007’s second quarter with approximately 65,800 lots owned and optioned compared to approximately 91,200 and 68,000 at the second-quarter-ends of FY 2006 and FY 2005, respectively.
Robert I. Toll, chairman and chief executive officer, stated: “We continue to operate conservatively in the current difficult climate. We ended the quarter with over $550 million in cash (compared to about $400 million one year ago) and more than $1.1 billion available under our bank credit facility. In the past year we have trimmed our lot position by 28% from our high of 91,200 lots to our current 65,800 lots. We have reduced our net debt to capital ratio(1) to 32% today from 37% at FY 2006’s second-quarter-end. We believe our prudent approach to managing our balance sheet should position us well in this down market and provide us sufficient capital to take advantage of opportunities that may arise in the future.
“We continue to seek a balance between our short-term goal of selling homes in a tough market and maximizing the value of our communities. Many of our communities are on sites in locations that are difficult to replace and in markets where approvals are increasingly difficult to achieve. We believe that many of these communities have substantial embedded value, realizable in the future, that should not be sacrificed in the current soft market.
“In what generally remains a soft market, there are glimmers of strength in certain territories. Manhattan, Brooklyn and Queens in New York City, and Jersey City and Hoboken, are strong. Southern Connecticut and Dutchess County, New York are also good. The Philadelphia suburbs, and Delaware, are solid. Raleigh, Austin and Dallas are holding up well as are parts of Northern California, primarily around Silicon Valley.”
Joel Rassman, chief financial officer, stated: “Given the uncertainty surrounding sales paces, and market direction and, thus, the potential for and size of future impairments, we are not comfortable giving full earnings guidance at this time. However, we expect to deliver between 6,100 and 6,900 homes in FY 2007 and expect to produce total home building revenues (including percentage of completion revenues) of between $4.26 billion and $4.88 billion in FY 2007. For our third quarter, which ends July 31, 2007, we expect to deliver between 1,400 and 1,800 homes and produce home building revenues of between $990 million and $1.28 billion.”
Prior to its conference call this afternoon at 12:00 Noon (EDT), the Company will file a Form 8-K with the Securities and Exchange Commission outlining its guidance assumptions in greater detail.

(1)   Net debt to capital is calculated as total debt minus mortgage warehouse loans minus cash divided by total debt minus mortgage warehouse loans minus cash plus stockholders’ equity.
*more*

Toll Brothers’ financial highlights for the second quarter and six-month periods ended April 30, 2007 (unaudited):
•	FY 2007’s second-quarter net income was $36.7 million, or $0.22 per share diluted, compared to FY 2006’s second-quarter record of $174.9 million, or $1.06 per share diluted. In FY 2007, second-quarter net income included pre-tax write-downs of $119.7 million, or $0.44 per share diluted. $116.1 million of the write-downs were attributable to operating communities and owned land and $3.6 million was attributable to optioned land. In FY 2006, second-quarter pre-tax write-downs totaled $12.0 million. FY 2007 second-quarter earnings per share, including write-downs, declined 79% versus FY 2006; excluding write-downs, earnings were $0.66 per share diluted, down 40% versus FY 2006.

•	FY 2007’s six-month net income was $91.0 million, or $0.55 per share diluted, compared to FY 2006’s six-month record of $338.8 million, or $2.04 per share diluted. In FY 2007, six-month net income included pre-tax write-downs and a goodwill impairment charge totaling $225.6 million, or $0.84 per share diluted. $199.1 million of the write-downs was attributable to operating communities and owned land and $17.5 million was attributable to optioned land, while $9 million was attributable to a goodwill impairment charge related to the Company’s 1999 purchase of the Silverman Companies in metro Detroit. In FY 2006, six-month pre-tax write-downs totaled $13.1 million. FY 2007 six-month earnings per share, including write-downs, declined 73% versus FY 2006; excluding write-downs and the impairment charge, earnings were $1.39 per share diluted, down 32% versus FY 2006.

•	FY 2007’s second-quarter total revenues of $1.17 billion decreased 19% from FY 2006’s second-quarter revenues of $1.44 billion, the second-quarter record. FY 2007’s second-quarter home building revenues of $1.17 billion decreased 19% from FY 2006’s second-quarter home building revenues of $1.44 billion, the second-quarter record. Revenues from land sales totaled $2.0 million in FY 2007’s second quarter, compared to $2.1 million in FY 2006’s second quarter.

•	FY 2007’s six-month total revenues of $2.27 billion decreased 19% from FY 2006’s six-month revenues of $2.78 billion, the six-month record. FY 2007’s six-month home building revenues of $2.26 billion decreased 19% from FY 2006’s six-month home building revenues of $2.78 billion, the six-month record. Revenues from land sales totaled $5.4 million in FY 2007’s first six months, compared to $6.8 million in the first six months of FY 2006.

•	In addition, in the Company’s second quarter and first six months of FY 2007, unconsolidated entities in which the Company had an interest delivered $14.8 million and $35.4 million of homes, respectively, compared to $29.0 million and $81.0 million during the second quarter and first six months, respectively, of FY 2006. The Company’s share of profits from the delivery of these homes is included in “Equity Earnings from Unconsolidated Entities” on the Company’s Income Statement.
*more*

•	In FY 2007, the Company’s second-quarter-end backlog of $4.15 billion decreased 32% from FY 2006’s second-quarter-end backlog of $6.07 billion, the second-quarter record. In addition, at the end of second quarter FY 2007, unconsolidated entities in which the Company had an interest had a backlog of $46.4 million.

•	The Company’s FY 2007 second-quarter net contracts of $1.17 billion declined by 25% from FY 2006’s second-quarter contracts of $1.56 billion. In addition, in FY 2007’s second quarter, unconsolidated entities in which the Company had an interest signed contracts of $34.6 million.

•	FY 2007’s six-month net contracts of $1.92 billion declined by 29% from FY 2006’s six-month total of $2.70 billion. In addition, in FY 2007’s six-month period, unconsolidated entities in which the Company had an interest signed contracts of $63.8 million.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 12:00 p.m. (EDT) today, May 24, 2007, to discuss these results and its outlook for the remainder of FY 2007. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through August 7, 2007.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
*more*

Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, effects of home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.
*more*

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30,	October 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$553,126	$632,524
Inventory	6,137,473	6,095,702
Property, construction and office equipment, net	93,137	99,089
Receivables, prepaid expenses and other assets	135,531	160,446
Contracts receivable	74,667	170,111
Mortgage loans receivable	145,705	130,326
Customer deposits held in escrow	50,234	49,676
Investments in and advances to unconsolidated entities	234,306	245,667

	$7,424,179	$7,583,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loans payable	$715,066	$736,934
Senior notes	1,141,736	1,141,167
Senior subordinated notes	350,000	350,000
Mortgage company warehouse loan	133,014	119,705
Customer deposits	326,206	360,147
Accounts payable	272,722	292,171
Accrued expenses	750,403	825,288
Income taxes payable	180,838	334,500

Total liabilities	3,869,985	4,159,912

Minority interest	7,763	7,703

Stockholders’ equity
Preferred stock, none issued
Common stock	1,563	1,563
Additional paid-in capital	233,130	220,783
Retained earnings	3,354,280	3,263,274
Treasury stock	(42,542)	(69,694)

Total stockholders’ equity	3,546,431	3,415,926

	$7,424,179	$7,583,541

*more*

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Six months ended		Three months ended
	April 30,		April 30,
	2007	2006	2007	2006
Revenues:
Traditional home sales	$2,178,395	$2,679,187	$1,124,259	$1,400,478
Percentage of completion	81,522	97,524	48,437	39,955
Land sales	5,371	6,778	1,981	2,100

	2,265,288	2,783,489	1,174,677	1,442,533

Costs of revenues:
Traditional home sales	1,788,169	1,860,634	941,766	976,543
Percentage of completion	63,260	78,524	37,363	31,178
Land sales	2,764	5,939	1,727	2,103
Interest	49,137	58,629	26,494	29,875

	1,903,330	2,003,726	1,007,350	1,039,699

Selling, general and administrative	264,577	281,224	130,367	142,046
Goodwill impairment	8,973

Income from operations	88,408	498,539	36,960	260,788
Other:
Equity earnings from unconsolidated entities	11,527	29,393	4,735	12,824
Interest and other	46,758	22,293	17,798	10,966

Income before income taxes	146,693	550,225	59,493	284,578
Income taxes	55,687	211,438	22,803	109,641

Net income	$91,006	$338,787	36,690	$174,937

Earnings per share:
Basic	$0.59	$2.19	$0.24	$1.13

Diluted	$0.55	$2.04	$0.22	$1.06

Weighted average number of shares:
Basic	154,464	154,919	154,716	154,763
Diluted	164,171	166,377	164,294	165,727

Additional information:
Interest incurred	$68,272	$66,655	$34,121	$33,640

Depreciation and amortization	$16,806	$15,326	$8,440	$8,213

Interest expense by source of revenue:
Traditional home sales	$46,029	$55,346	$24,292	$28,516
Percentage of completion	2,999	2,545	2,094	1,128
Land sales	109	738	108	231

	$49,137	$58,629	$26,494	$29,875

*more*

Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio (2006 only) and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	April 30,		April 30,
	Units		$ (Millions)
HOME BUILDING REVENUES	2007	2006	2007	2006
TRADITIONAL PRODUCT
North	325	466	$215.2	$307.6
Mid-Atlantic	534	687	333.2	454.6
South	467	486	268.7	260.9
West	360	424	307.1	377.4

Total	1,686	2,063	$1,124.2	$1,400.5

PERCENTAGE OF COMPLETION(2)
North			$32.2	$22.5
South			15.0	15.2
West				2.3

Total	—	—	$47.2	$40.0

TOTAL
North	325	466	$247.4	$330.1
Mid-Atlantic	534	687	333.2	454.6
South	467	486	283.7	276.1
West	360	424	307.1	379.7

Total consolidated	1,686	2,063	1,171.4	1,440.5
Unconsolidated entities	23	45	14.8	29.0

	1,709	2,108	$1,186.2	$1,469.5

CONTRACTS
TRADITIONAL PRODUCT(1)
North	503	534	$355.9	$372.7
Mid-Atlantic	536	648	346.0	414.3
South	285	472	164.6	280.2
West	309	490	291.2	471.0

Total	1,633	2,144	$1,157.7	$1,538.2

PERCENTAGE OF COMPLETION
North	13	19	$10.1	$14.5
South	1	4	1.2	11.5

Total	14	23	$11.3	$26.0

TOTAL
North	516	553	$366.0	$387.2
Mid-Atlantic	536	648	346.0	414.3
South	286	476	165.8	291.7
West	309	490	291.2	471.0

Total consolidated	1,647	2,167	1,169.0	1,564.2
Unconsolidated entities	48	25	34.6	15.9

	1,695	2,192	$1,203.6	$1,580.1

*more*

	April 30,		April 30,
	Units		$ (Millions)
BACKLOG	2007	2006	2007	2006
TRADITIONAL PRODUCT(1)
North	1,671	1,838	$1,262.2	$1,309.3
Mid-Atlantic	1,424	2,201	955.6	1,464.3
South	1,218	2,165	677.5	1,206.0
West	1,219	2,165	1,149.4	1,877.9

Total	5,532	8,369	$4,044.7	$5,857.5

PERCENTAGE OF COMPLETION(2)
North	193	294	$124.5	$196.1
South	21	76	51.7	114.3
Less revenue recognized on units remaining in backlog			(74.1)	(97.6)

Total	214	370	$102.1	$212.8

TOTAL
North	1,864	2,132	$1,386.7	$1,505.4
Mid-Atlantic	1,424	2,201	955.6	1,464.3
South	1,239	2,241	729.2	1,320.3
West	1,219	2,165	1,149.4	1,877.9
Less revenue recognized on units remaining in backlog			(74.1)	(97.6)

Total consolidated	5,746	8,739	4,146.8	6,070.3
Unconsolidated entities	68	12	46.4	7.7

	5,814	8,751	$4,193.2	$6,078.0

*more*

	Six Months Ended		Six Months Ended
	April 30,		April 30,
	Units		$ (Millions)
HOME BUILDING REVENUES	2007	2006	2007	2006
TRADITIONAL PRODUCT
North	612	883	$406.8	$579.2
Mid-Atlantic	1,046	1,276	662.3	848.1
South	870	956	501.8	514.6
West	717	827	607.5	737.3

Total	3,245	3,942	$2,178.4	$2,679.2

PERCENTAGE OF COMPLETION(2)
North			$51.7	$62.2
South			28.5	33.1
West				2.3

Total	—	—	$80.2	$97.6

TOTAL
North	612	883	$458.5	$641.4
Mid-Atlantic	1,046	1,276	662.3	848.1
South	870	956	530.3	547.7
West	717	827	607.5	739.6

Total consolidated	3,245	3,942	2,258.6	2,776.8
Unconsolidated entities	50	144	35.4	81.0

	3,295	4,086	$2,294.0	$2,857.8

CONTRACTS
TRADITIONAL PRODUCT(1)
North	843	910	$632.2	$652.1
Mid-Atlantic	865	1,117	553.2	733.0
South	497	803	283.0	483.7
West	431	838	420.6	790.2

Total	2,636	3,668	$1,889.0	$2,659.0

PERCENTAGE OF COMPLETION
North	37	39	$25.3	$28.9
South	1	4	3.4	16.2

Total	38	43	$28.7	$45.1

TOTAL
North	880	949	$657.5	$681.0
Mid-Atlantic	865	1,117	553.2	733.0
South	498	807	286.4	499.9
West	431	838	420.6	790.2

Total consolidated	2,674	3,711	1,917.7	2,704.1
Unconsolidated entities	93	53	63.8	32.7

	2,767	3,764	$1,981.5	$2,736.8

*more*

(1)   Traditional contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and six-month periods ended April 30, 2007 and 2006, and the backlog of undelivered homes at April 30, 2007 and 2006 are provided below:
Contracts – Three Months Ended April 30,

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	151	52	$137.0	$50.4
Mid-Atlantic	8	5	3.6	1.7
West	1	11	0.6	8.2

Total	160	68	$141.2	$60.3

Contracts – Six Months Ended April 30,

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	274	163	$277.0	$152.4
Mid-Atlantic	9	18	4.0	7.0
West	2	16	1.0	12.2

Total	285	197	$282.0	$171.6

Backlog at April 30,

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	530	179	$521.0	$168.0
Mid-Atlantic	67	48	27.5	19.9
West	28	23	19.2	17.7

Total	625	250	$567.7	$205.6

(2)   Percentage of Completion Deliveries: During the three-month and six month periods ended April 30, 2007, the Company delivered units which it accounted for using the percentage of completion accounting method. The table below provides information related to those deliveries:
Deliveries for the three-month period ended April 30,

	2007	2006	2007	2006
	Units	Units	$(Mill)	$(Mill)
North	108		$75.0
South	56		65.7

Total	164	—	$140.7	—

Deliveries for the six-month period ended April 30,

	2007	2006	2007	2006
	Units	Units	$ (MILL)	$ (MILL)
North	160		$111.3
South	56		65.7

Total	216	—	$177.0	—

###